Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Estimate of Certain Financial Results

for its Second Quarter Ended June 30, 2023 in connection with Refinancing Discussions

MECHANICSBURG, PENNSYLVANIA — July 19, 2023 — Select Medical Holdings Corporation (“Select Medical,” “we,” “us,” or “our”) (NYSE: SEM) is currently in discussions with its lenders regarding a proposed refinancing of certain of its outstanding indebtedness. In connection with such discussions, Select Medical today announced an estimate of certain financial results for its second quarter ended June 30, 2023 in advance of the announcement of actual results, which is expected to occur after market close on Thursday, August 3, 2023.

Select Medical expects its net operating revenue for its second quarter of 2023 to be approximately $1.67 billion. Select Medical expects earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries, or Adjusted EBITDA, for the second quarter of 2023 to be approximately $219 million. Select Medical expects fully diluted earnings per common share for the second quarter of 2023 to be approximately $0.61. As of June 30, 2023, Select Medical expects approximately $100 million of cash and $3.75 billion of indebtedness on its balance sheet.

The above expectations regarding Select Medical’s financial results for the second quarter of 2023 are management estimates and projections based on currently available information, and are subject to change upon completion of Select Medical’s financial statement closing process.

A reconciliation of Adjusted EBITDA expectations for the second quarter of 2023 to the closest comparable GAAP financial measure is presented in table I of this release. Please refer to Select Medical’s most recent Form 10-Q filing for a discussion of Select Medical’s use of Adjusted EBITDA in evaluating financial performance and determining resource allocation. Each item presented in table I is an estimation of the expectations (dollars in millions) for the second quarter of 2023.

As previously announced, Select Medical will host a conference call regarding its second quarter results, as well as its business outlook, on Friday, August 4, 2023, at 9:00am ET. The conference call will be a live webcast and can be accessed at Select Medical Holdings Corporation’s website at www.selectmedicalholdings.com. A replay of the webcast will be available shortly after the call through the same link. For listeners wishing to dial-in via telephone, or participate in the question and answer session, you may pre-register for the call at Select Medical Earnings Call Registration to obtain your dial-in number and unique passcode for the call.

Company Overview

Select Medical is one of the largest operators of critical illness recovery hospitals, rehabilitation hospitals, outpatient rehabilitation clinics, and occupational health centers in the United States based on the number of facilities. Select Medical’s reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, the outpatient rehabilitation segment, and the Concentra segment. As of June 30, 2023, Select Medical operated 108 critical illness recovery hospitals in 28 states, 32 rehabilitation hospitals in 12 states, 1,944 outpatient rehabilitation clinics in 39 states and the District of Columbia, 540 occupational health centers in 41 states, and 141 onsite clinics at employer worksites. At June 30, 2023, Select Medical had operations in 46 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

*****

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•	adverse economic conditions including an inflationary environment could cause us to continue to experience increases in the prices of labor and other costs of doing business resulting in a negative impact on our business, operating results, cash flows, and financial condition;

•	shortages in qualified nurses, therapists, physicians, or other licensed providers, and/or the inability to attract or retain qualified healthcare professionals could limit our ability to staff our facilities;

•	shortages in qualified health professionals could cause us to increase our dependence on contract labor, increase our efforts to recruit and train new employees, and expand upon our initiatives to retain existing staff, which could increase our operating costs significantly;

•	the continuing effects of the COVID-19 pandemic including, but not limited to, the prolonged disruption to the global financial markets, increased operational costs due to recessionary pressures and labor costs, additional measures taken by government authorities and the private sector to limit the spread of COVID-19, and further legislative and regulatory actions which impact healthcare providers, including actions that may impact the Medicare program;

•	changes in government reimbursement for our services and/or new payment policies may result in a reduction in revenue, an increase in costs, and a reduction in profitability;

•	the failure of our Medicare-certified long term care hospitals or inpatient rehabilitation facilities to maintain their Medicare certifications may cause our revenue and profitability to decline;

•	the failure of our Medicare-certified long term care hospitals and inpatient rehabilitation facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our revenue and profitability to decline;

•	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•	acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources, or expose us to unforeseen liabilities;

•	our plans and expectations related to our acquisitions and our ability to realize anticipated synergies;

•	private third-party payors for our services may adopt payment policies that could limit our future revenue and profitability;

•	the failure to maintain established relationships with the physicians in the areas we serve could reduce our revenue and profitability;

•	competition may limit our ability to grow and result in a decrease in our revenue and profitability;

•	the loss of key members of our management team could significantly disrupt our operations;

•	the effect of claims asserted against us could subject us to substantial uninsured liabilities;

•	a security breach of our or our third-party vendors’ information technology systems may subject us to potential legal and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act; and

•	other factors discussed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation

I. Net Income to Adjusted EBITDA Reconciliation

Business Outlook for the Quarter Ending June 30, 2023

(In millions, unaudited)

Non-GAAP Measure Reconciliation(1)
Net income	$92
Income tax expense	29
Interest expense	49
Equity in earnings of unconsolidated subsidiaries	(11)
Income from operations	159
Stock compensation expense	10
Depreciation and amortization	50
Adjusted EBITDA	$219

(1)	These amounts are subject to change upon completion of Select Medical’s financial statement closing process and audit.

4